UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported) September 10, 2010

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Greenville Merger Agreement

On September 10, 2010, Greenville Riverboat, LLC (“Greenville”), a majority owned subsidiary of Tropicana Entertainment Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lighthouse Point, LLC (“Lighthouse”), a wholly owned subsidiary of the Company.  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Greenville will be merged (the “Merger”) with and into Lighthouse, with Lighthouse as the surviving company.  Upon consummation of the Merger, Lighthouse will own the property and other assets associated with the operation of the Lighthouse Point Casino, located in Greenville Mississippi.

As a result of the Merger, the minority owner of Greenville will receive (subject to the exercise of its appraisal rights) $2,500,000 and the surviving company will be wholly owned by the Company.  The minority owner of Greenville has notified the Company of its intention to exercise appraisal rights with respect to the Merger under Mississippi law.  The Merger will be effective upon the date of receipt of all required approvals from the Mississippi Gaming Commission.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Agreement and Plan of Merger, dated as of September 10, 2010, among Greenville Riverboat, LLC and Lighthouse Point, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: September 15, 2010

	By:	/s/ Scott C. Butera
	Name:	Scott C. Butera
	Title:	President and Chief Executive Officer